IVY FUND
                 Ivy Short-Term U.S. Government Securities Fund
                                 Ivy Canada Fund
                                 Ivy Global Fund
                                  Ivy Bond Fund

                   Establishment and Designation of Additional
                    Series of Shares of Beneficial Interest,
                             No Par Value Per Share

         The undersigned, being at least a majority of the Trustees of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, acting pursuant to Article III of the Agreement and Declaration of Trust, dated December 21, 1983, as amended and restated December 10, 1992, (the "Declaration of Trust") of the Trust, having divided the shares of beneficial interest of the Trust into nine separate series, designated "Ivy Emerging Growth Fund," "Ivy Growth Fund," "Ivy Growth with Income Fund," "Ivy International Fund," "Ivy Money Market Fund," "Ivy Latin America Strategy Fund," "Ivy New Century Fund" and "Ivy International Bond Fund" hereby divide the shares of beneficial interest of the Trust into four additional separate series designated "Ivy Short-Term U.S. Government Securities Fund," "Ivy Canada Fund," "Ivy Global Fund" and "Ivy Bond Fund," respectively (individually, the "Funds" and collectively with the other nine series of the Trust, the "Series"), having the following special and relative rights:

         1. The Funds shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, no par value per share, of each Fund ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of the Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to the Fund. The proceeds of sales of shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of each Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of the Fund. Upon redemption of a shareholder's shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of a Fund, such shareholder shall be paid solely out of the property of the Fund.

         2. Shareholders of each Fund shall vote separately as a Series on any matter except as may be required by applicable federal or state law or by an order of the Securities and Exchange Commission.

         3. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, be allocated among Ivy Emerging Growth Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund, Ivy Money Market Fund, Ivy China Region Fund, Ivy Latin America Strategy Fund, Ivy New Century Fund and Ivy International Bond Fund and hereafter, the assets and liabilities of the Trust shall be allocated among all of the Series as set forth in the Declaration of Trust, except as provided below:

                  (a) Costs incurred by the Trust on behalf of the Funds in connection with the organization, registration and public offering of shares of the Funds shall be allocated to the Funds and shall be amortized by the Funds in accordance with applicable law and generally accepted accounting principles.

                  (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated among the Series on the basis of their relative average daily net assets.

                  (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Series.

         4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series now or hereafter created, or to otherwise change the special and relative rights of any such Series, provided that such change shall not adversely affect the rights of shareholders of a Series.

         Furthermore, the undersigned, having so established and designated Ivy Short-Term U.S. Government Securities Fund, Ivy Canada Fund, Ivy Global Fund and Ivy Bond Fund as additional series of the Trust, hereby (i) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Short-Term U.S. Government Securities Fund--Class A", (ii) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Short-Term U.S. Government Securities Fund -- Class B"; (iii) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Short-Term U.S. Government Securities Fund--Class I" (iv) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Canada Fund--Class A", (v) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Canada Fund--Class B"; (vi) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Global Fund--Class A" ; (vii) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Global Fund--Class B"; (viii) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Bond Fund--Class A" and; (ix) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Bond Fund--Class B". The Class B Shares designated hereby for each Fund ("Class B Shares") shall have the following special and relative rights:

         The Class B Shares of Ivy Canada Fund, Ivy Global Fund, Ivy Short-Term U.S. Government Securities Fund and Ivy Bond Fund (each a "Fund") shall be subject to all provisions of the Declaration of Trust relating to shares of the Trust generally, and those set forth, with respect to each such Fund, as follows:

         (a) The assets belonging to each Fund's Class B Shares shall be invested in the same investment portfolio of the Trust as the assets belonging to that Fund's other classes of shares (and such other class of shares of that Fund as may be established and designated from time to time).

     (b) The dividends and distributions with respect to the Class B Shares of a Fund shall be in such amount as may be declared from time to time by the Trust's Board of Trustees, and such dividends and distributions may vary from dividends and distributions with respect to other classes of shares of that Fund to reflect differing allocations of the expenses of the Trust among the holders of the classes of shares of that Fund and to equalize the net asset value per share of its classes, to such extent and for such purposes as the Board of Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust among the classes of shares of each Fund shall be determined in a manner that is consistent with the order dated March 30, 1993 (Investment Company Act of 1940 Release No. IC-19368) issued by the Securities and Exchange Commission in connection with the application for exemption filed by the Trust, The Mackenzie Funds Inc., Mackenzie Investment Management Inc. and Ivy Management Inc. (the "Order"), any amendment to such Order or any rule or interpretation under the 1940 Act that modifies, supersedes or relates to such Order.
         (c) The proceeds of the redemption of Class B Shares (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable upon such redemption pursuant to the terms of the issuance of such shares.

         (d)(1) Each Class B Share of a Fund, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into and be reclassified as a Class A Share of that Fund on the date that is the first business day following the last calendar day of the month in which the eighth anniversary date of the date of the issuance of such Class B Share falls (the "Conversion Date") on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge.

         (2) Each Class B Share of a Fund purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares of that Fund shall be segregated in a separate sub-account. Each time any Class B Shares in a shareholder's Fund account (other than those in the sub-account) convert to Class A Shares of that Fund, a pro rata portion of the Class B Shares then in the sub-account will also convert to Class A Shares. The portion will be determined by the ratio that the shareholder's Class B Shares converting to Class A Shares bears to the shareholder's total Class B Shares not acquired through the reinvestment of dividends and distributions.

         (3) The conversion of Class B Shares of a Fund into Class A Shares may be suspended if (a) a ruling of the Internal Revenue Service (the "IRS") to the effect that the conversion of Class B Shares does not constitute a taxable event under Federal income tax law is revoked or (b) an opinion of counsel on such tax matter is withdrawn or (c) the Board of Trustees determines that continuing such conversions would have material, adverse tax consequences for that Fund or its shareholders.

     (4) On the Conversion Date, the Class B Shares converted into Class A Shares shall cease to accrue dividends and shall no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of Class A Shares into which the Class B Shares have been converted and any declared but unpaid dividends to the Conversion Date) shall cease. Certificates representing Class A Shares of a Fund resulting from the conversion of Class B Shares need not be issued until certificates representing the Class B Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.
         (e) The holders of the Class B Shares of each Fund shall have (i) exclusive voting rights with respect to matters on which the holders of the Class B Shares shall be entitled to exclusive voting rights under applicable federal or state law and (ii) no voting rights with respect to matters on which the holders of another class of shares of that Fund or the holders of another series or class of series of shares of the Trust shall be entitled to exclusive voting rights under applicable federal or state law.


The Class I Shares of Ivy Short-Term U.S. Government Securities Fund and Ivy Bond Fund shall be subject to all provisions of the Declaration of Trust relating to shares of the Trust generally, and those set forth as follows:

         (a) The assets belonging to the Class I Shares shall be invested in the same investment portfolio of the Trust as the assets belonging to each of the Class A Shares and the Class B Shares of Ivy Short-Term U.S. Government Securities Fund and Ivy Bond Fund, respectively (and such other class of shares of Ivy Short-Term U.S. Government Securities Fund and Ivy Bond Fund as may be established and designated from time to time).

     (b) The dividends and distributions with respect to the Class I Shares shall be in such amount as may be declared from time to time by the Trust's Board of Trustees, and such dividends and distributions may vary from dividends and distributions with respect to other classes of shares of shares of Ivy Short-Term U.S. Government Securities Fund and Ivy Bond Fund to reflect differing allocations of the expenses of the Trust among the holders of the classes and to equalize the net asset value per share of the classes, to such extent and for such purposes as the Board of Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust among the classes of shares of Ivy Short-Term U.S. Government Securities Fund and Ivy Bond Fund, respectively, shall be determined in a manner that is consistent with the order dated March 30, 1993 (Investment Company Act of 1940 Release No. IC-19368) issued by the United States Securities and Exchange Commission in connection with the application for exemption filed by the Trust, The Mackenzie Funds Inc., Mackenzie Investment Management Inc. and Ivy Management Inc. (the "Order"), any amendment to such Order or any rule or interpretation under the 1940 Act that modifies, supersedes or relates to such Order.

         (c) The holders of the Class I Shares of each of Ivy Short-Term U.S. Government Securities Fund and Ivy Bond Fund shall have
                  (i) exclusive voting rights with respect to matters on which the holders of the Class I Shares shall be entitled to exclusive voting rights under applicable federal or state law and (ii) no voting rights with respect to matters on which the holders of another class of shares of or the holders of another series or class of series of shares of the Trust shall be entitled to exclusive voting rights under applicable federal or state law.

         The undersigned, being a majority of the Trustees of the Trust, hereby determine that the foregoing shall be effective upon filing with the office of the Secretary of the Commonwealth of Massachusetts.


/S/ JOHN S. ANDEREGG, JR.______________     /S/ MICHAEL R. PEERS________________
John S. Anderegg, Jr., as Trustee           Michael R. Peers, as Trustee



/S/ PAUL H. BROYHILL________________                 /S/ JOSEPH G. ROSENTHAL____
Paul H. Broyhill, as Trustee               Joseph G. Rosenthal, as Trustee



/S/ FRANK W. DEFRIECE_____________________  /S/ RICHARD N. SILVERMAN____________
Frank W. DeFriece, Jr., as Trustee          Richard N. Silverman, as Trustee



___________________________________________ /S/ JAMES B. SWAN___________________
Michael G. Landry, as Trustee               James B. Swan, as Trustee